Exhibit 23.2

Consent of Rubino & McGeehin, Chartered, Independent Auditors

We consent to the incorporation by reference in the following Registration Statements

•	Form S-3, No. 333-31306,

•	Form S-8, No. 333-41123,

•	Form S-3, No. 333-48790,

•	Form S-8, No. 333-61559,

•	Form S-8, No. 333-76360,

•	Form S-3, No. 333-82499,

•	Form S-8, No. 333-87694, and

•	Form S-3, No. 333-102100

of our report dated November 21, 2001 with respect to the fiscal 2001 consolidated financial statements of Integral Systems, Inc. and subsidiaries included in this Annual Report (Form 10-K) for the year ended September 30, 2003.

/s/ Rubino & McGeehin, Chartered

Bethesda, Maryland

December 12, 2003